Exhibit 32
CERTIFICATION PURSUANT TO SECTION 906*
     In connection with the accompanying Annual Report of Cypress Bioscience, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2008 (the “Report”), I, Jay D. Kranzler, Chief Executive Officer of the Company, and I, Sabrina Martucci Johnson, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 16, 2009

/s/ JAY D. KRANZLER	/s/ SABRINA MARTUCCI JOHNSON
Chief Executive Officer	Chief Financial Officer

*	This certification accompanies the Report to which it relates, is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, except to the extent that the Company specifically incorporates this certification by reference therein.